UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2011

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At its meeting on August 12, 2011, the Board of Directors of K12 Inc. (the "Company") amended its Code of Business Conduct and Ethics (the "Code of Conduct"), which applies to all of its directors, officers and employees. The Company first adopted the Code of Conduct in 2007 in conjunction with its initial public offering and amended the Code of Conduct on February 18, 2009.

The amendments adopted by the Board of Directors involve revisions to the Code of Conduct to: (i) implement new U.S. Securities and Exchange Commission whistleblower rules mandated by the Dodd-Frank Act; (ii) implement the United Kingdom's Anti-Bribery Act requirements for doing business internationally; and (iii) clarify certain Foreign Corrupt Practices Act compliance requirements regarding reimbursement for hospitality expenses.

The foregoing summary description of the amendments to the Company's Code of Conduct is qualified in its entirety by reference to the amended K12 Inc. Code of Business Conduct and Ethics, a complete copy of which is filed as Exhibit 14.1 to this Form 8-K, and incorporated herein by reference. The Company will post the amended Code of Conduct on its corporate website at www.K12.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 14.1 - Code of Business Conduct and Ethics of K12 Inc. (Amended as of August 12, 2011)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

August 16, 2011	By:	/s/ Howard D. Polsky

Name: Howard D. Polsky
Title: General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of K12 Inc. (Amended as of August 12, 2011)